UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 18, 2006

_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)
333 Clay Suite 4200 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 8.01 Other Events.

EOG Resources, Inc. ("EOG") is providing the below information in response to questions regarding certain disclosure in EOG's Definitive Proxy Statement filed on March 30, 2006.

William D. Stevens, a member of the board of directors of EOG since July, 2004, and currently nominated for reelection, attended only 60% of the board and committee meetings held in 2005. Due to an extended trip that was planned prior to his joining EOG's board, Mr. Stevens missed one set of board and committee meetings held on February 23 and 24, 2005. EOG normally has only four scheduled meetings of the board each year. Various committee meetings are also held as required along with the board meetings and each of those sets of board and committee meetings is held over a two day period. If any director is absent from one of these sets of meetings, he or she may have attended less than 75% of the total meetings depending on the schedule of committee meetings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
EOG RESOURCES, INC. (Registrant)

Date: April 18, 2006	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Vice President and Chief Accounting Officer (Principal Accounting Officer)